Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT

James Mead

Chief Financial Officer

-or-

Heidi Gillette

Investor Relations

(212) 594-2700

SL GREEN REALTY CORP. REPORTS

SECOND QUARTER 2011 FFO OF $1.10 PER SHARE BEFORE TRANSACTION COSTS AND EPS OF $6.26 PER SHARE

Operating Highlights

•                  Second quarter FFO of $1.10 per diluted share before transaction related costs of $0.02 per share, a 1.9 percent increase as compared with $1.08 per diluted share before transaction related costs of $0.06 per share for the second quarter of 2010. FFO after transaction costs was $1.08 per diluted share for the second quarter of 2011, a 5.9 percent increase as compared with $1.02 per diluted share after transaction costs for the second quarter of 2010.

•                  Second quarter net income attributable to common stockholders of $6.26 per diluted share as compared with $1.75 per diluted share in the second quarter of 2010. Results for 2011 include a gain on sale and a purchase price fair value adjustment of $6.06 per diluted share.

•                  Combined same-store GAAP NOI increased 2.6 percent to $174.4 million.

•                  Signed 67 Manhattan leases totaling 469,731 square feet during the second quarter and signed 133 Manhattan leases totaling 1,046,814 square feet in 2011.  The mark-to-market on office leases signed in Manhattan was 0.3 percent higher in the second quarter and 5.5 percent higher year-to-date than the previously fully escalated rents on the same office spaces.

•                  Signed 31 Suburban leases totaling 177,964 square feet during the second quarter and 69 Suburban leases totaling 319,894 square feet in 2011.  The mark-to-market on office leases signed in the Suburbs was 5.5 percent lower in the second quarter and 3.2 percent lower year-to-date than the previously fully escalated rents on the same office spaces.

•                  Quarter-end occupancy of 94.9 percent in Manhattan same-store properties, excluding 100 Church Street, as compared to 94.5 percent in the same quarter of the previous year.

Investing Highlights

•                  Consolidated a 100% interest in 1515 Broadway through the buyout of the Company’s joint venture partner. The transaction valued the consolidated interests of the property at $1.234 billion. The Company assumed its pro-rata share of the $458.8 million mortgage encumbering the property.

•                  Concluded a recapitalization of 280 Park Avenue resulting in the Company and Vornado Realty Trust (NYSE: VNO) holding a significant majority equity stake in the property.

•                  Successfully converted a debt position in 110 East 42nd Street into a substantial ownership interest in the office condominium, along with control of the asset. In connection with this transaction, the Company modified its senior mezzanine loan on the property simultaneous with the modification of the underlying mortgage loan.

•                  Sold 28 West 44th Street for $161.0 million. The Company realized a gain of $46.1 million on the sale. The net sales proceeds were re-invested in a tax efficient manner.

•                  Originated or purchased $55.7 million of new debt investments at an average current yield of 8.5 percent.

Financing Highlights

•                  Sold approximately 3.3 million shares of common stock through At-The-Market (“ATM”) equity offering programs for aggregate gross proceeds of $262.0 million ($258.1 million of net proceeds after related expenses). In 2011 to date, the Company has sold 6.7 million shares of its common stock through the ATM for aggregate gross proceeds of $525.0 million ($517.1 million of net proceeds after related expenses).

•                  Refinanced 521 Fifth Avenue with a new $150.0 million 2-year mortgage which carries a floating rate of interest of 200 basis points over the 30-day LIBOR. In connection with that refinancing, the Company acquired the fee interest in the property for $15.0 million.

•                  Refinanced 919 Third Avenue with a new 12-year $500.0 million mortgage which bears interest at a fixed rate of 5.116%. The new mortgage replaced the former 10-year, $219.9 million loan with a 6.867% interest rate which was scheduled to mature in August 2011.

•                  Refinanced 1551/1555 Broadway with a new 10-year $180.0 million mortgage which bears interest at a fixed rate of 5.10%. The new mortgage replaced the former $127.4 million loan, which was scheduled to mature in October 2011.

•                  Repaid the $108.3 million mortgage secured by the property located at Landmark Square, Stamford, Connecticut, in anticipation of a new mortgage financing in the second half of 2011.

Summary

New York, NY, July 26, 2011 — SL Green Realty Corp. (NYSE:  SLG) today reported funds from operations, or FFO, of $92.9 million, or $1.08 per diluted share, for the quarter ended June 30, 2011, compared to $81.5 million, or $1.02 per diluted share, for the same quarter in 2010.

Net income attributable to common stockholders totaled $526.5 million, or $6.26 per diluted share, for the quarter ended June 30, 2011, compared to $137.0 million, or $1.75 per diluted share, for the same quarter in 2010. The per share increase was primarily due to a gain on the sale of 28 West 44th Street of $0.54 per diluted share and a purchase price fair value adjustment on the acquisition of our partner’s interest in 1515 Broadway of $5.52 per diluted share in 2011 compared to a gain on sale of $1.59 per diluted share in 2010.

Operating and Leasing Activity

For the second quarter of 2011, the Company reported revenues and operating income of $300.7 million and $164.7 million, respectively, an increase of 19.5 percent and 21.8 percent compared to $251.6 million and $135.2 million, respectively, for the same period in 2010.

Same-store GAAP NOI on a combined basis increased by 2.6 percent to $174.4 million for the second quarter of 2011, after giving consideration to 1515 Broadway and 521 Fifth Avenue as consolidated properties, as compared to the same quarter in 2010. Consolidated property NOI increased by 2.8 percent to $147.5 million and unconsolidated joint venture property NOI increased 1.3 percent to $26.9 million.

Occupancy for the Company’s same-store Manhattan portfolio, excluding 100 Church Street, at June 30, 2011 was 94.9 percent as compared to 94.5 percent for the same period in the previous year.  During the quarter, the Company signed 56 office leases in its Manhattan portfolio totaling 453,173 square feet.  Thirteen leases totaling 112,246 square feet represented office leases that replaced previous vacancy, while 43 office leases comprising 340,927 square feet had average starting rents of $54.44 per rentable square foot, representing a 0.3 percent increase over the previously fully escalated rents on the same office spaces.  The average lease term on the Manhattan office leases signed in the second quarter was 8.6 years and average tenant concessions were 1.9 months of free rent with a tenant improvement allowance of $41.12 per rentable square foot.  Of the 359,583 square feet of office leases which commenced during the second quarter, 157,391 square feet represented office leases that replaced previous vacancy, while 202,192 square feet represented office leases that had average starting rents of $59.91 per rentable square foot, representing a 6.5 percent increase over the previously fully escalated rents on the same office spaces.

Occupancy for the Company’s Suburban portfolio was 86.4 percent at June 30, 2011.  During the quarter, the Company signed 28 office leases in the Suburban portfolio totaling 152,961 square feet.  Seven leases and 14,859 square feet represented office leases that replaced previous vacancy, while 21 office leases comprising 138,102 square feet had average starting rents of $31.60 per rentable square foot, representing an 5.5 percent decrease over the previously fully escalated rents on the same office spaces.  The average lease term on the Suburban office leases signed in the second quarter was 5.4 years and average tenant concessions were 3.4 months of free rent with a tenant improvement allowance of $14.44 per rentable square foot.  Of the 180,505 square feet of office leases which commenced during the second quarter, 18,996 square feet represented office leases that replaced previous vacancy, while 161,509 square feet represented office leases that had average starting rents of $31.67 per rentable square foot, representing a 4.3 percent decrease over the previously fully escalated rents on the same office spaces.

Significant leases that were signed during the second quarter included:

•                  New lease/early renewal with Rothstein Kass & Company for 12 years for 88,049 square feet at 1350 Avenue of the Americas;

•                  New lease with UN Women for 10 years for 73,595 square feet at 220 East 42nd Street;

•                  Early renewal and expansion with Adzinia Media Group for 4.4 years for 34,920 square feet at 1350 Avenue of the Americas;

•                  New lease with Wilk Auslander LLP for 10 years for 33,799 square feet at 1515 Broadway;

•                  Early renewal with Skadden, Arps, Slate, Meagher & Flom LLP for 7.4 years for 56,126 square feet at 360 Hamilton Avenue, White Plains, Westchester County; and

•                  Early renewal with Bank of America for 5 years for 24,445 square feet at Jericho Plaza, Long Island.

Marketing, general and administrative, or MG&A, expenses for the quarter ended June 30, 2011 were $22.5 million, or 6.4 percent of total revenues including the Company’s share of joint venture revenue, compared to $18.4 million, or 5.7 percent of total revenues including the Company’s share of joint venture revenue, for the quarter ended June 30, 2010.

Real Estate Investment Activity

In April 2011, the Company acquired the entire interest of SITQ Immobilier, a subsidiary of Caisse de depot et placement du Quebec, or SITQ’s, in 1515 Broadway, thereby consolidating full ownership of the office building. The transaction valued the consolidated interests at $1.234 billion and the Company assumed its pro-rata share of the $458.8 million mortgage encumbering the property. This property, which was originally acquired by the joint venture in May 2002, was previously accounted for as an investment in unconsolidated joint ventures.

In May 2011, 280 Park Avenue equity partners Broadway Partners and Investcorp executed a recapitalization agreement with mezzanine debt holders SL Green and Vornado.  The recapitalization merged the parties’ respective equity and debt positions to form a new ownership structure for the Class A office property and included funding for an approximate $150 million repositioning and re-tenanting program.  The recapitalization followed the formation of a 50/50 joint venture between Vornado and SL Green that combined their mezzanine debt positions, which totaled $400 million.  That joint venture now holds a significant majority equity stake in the property.

In May 2011, the Company successfully converted a debt position in 110 East 42nd Street into a substantial ownership interest in the office condominium, along with control of the asset. In connection with this transaction, the Company modified its senior mezzanine loan on the property simultaneous with the modification of the underlying mortgage loan.

In May 2011, SL Green sold its 359,000 square foot property located at 28 West 44th Street for $161.0 million and realized a gain of $46.1 million on the sale. The net sales proceeds were re-invested in a tax efficient manner.

Debt and Preferred Equity Investment Activity

The Company’s debt and preferred equity investment portfolio totaled $582.4 million at June 30, 2011, an increase of 0.5 percent, or $3.1 million, from March 31, 2011.  During the second quarter, the Company purchased and originated new debt investments totaling $55.7 million, which are directly or indirectly collateralized by commercial office properties, and received $35.5 million of proceeds from investments that were sold, redeemed or repaid.  The debt and preferred equity investment portfolio had a weighted average maturity of 3.4 years as of June 30, 2011 and had a weighted average yield for the quarter ended June 30, 2011 of 7.4 percent, exclusive of loans with a net carrying value of $85.9 million, which are on non-accrual status.

Financing and Capital Activity

In the second quarter of 2011, the Company sold approximately 3.3 million shares of common stock through ATM equity offering programs for aggregate gross proceeds of approximately $262.0 million ($258.1 million of net proceeds after related expenses). In 2011 to date, the Company has sold 6.7 million shares of its common stock through the ATM for aggregate gross proceeds of approximately $525.0 million ($517.1 million of net proceeds after related expenses). There is no additional capacity under these programs.

In April 2011, the Company refinanced 521 Fifth Avenue with a new $150.0 million 2-year mortgage which carries a floating rate of interest of 200 basis points over the 30-day LIBOR. In connection with that refinancing, the Company acquired the fee interest in the property for $15.0 million.

In May 2011, the Company repaid the $108.3 million mortgage securing the property located at Landmark Square, Stamford, Connecticut in anticipation of a new mortgage financing in the second half of 2011. This mortgage was scheduled to mature in February 2012.

In June 2011, the Company, along with New York State Teachers Retirement System its joint venture partner, refinanced 919 Third Avenue with a new 12-year $500.0 million mortgage which bears interest at a fixed rate of 5.116%. The new mortgage replaced the former 10-year, $250 million loan, which carried a balance of $219.9 million at payoff with a 6.867% interest rate which was scheduled to mature in August 2011.

In June 2011, the Company, along with Jeff Sutton, its joint venture partner, refinanced 1551/1555 Broadway when it closed on a new ten-year $180.0 million mortgage which bears interest at a fixed rate of 5.10%. The new mortgage replaced the former $127.4 million loan, which was scheduled to mature in October 2011.

In April 2011, the Company, along with The Moinian Group, its joint venture partner, refinanced the bridge loan on 3 Columbus Circle and replaced it with a $260.0 million 5-year mortgage with the Bank of China, which carries a floating rate of interest of 210 basis points over the 30-day LIBOR, at which point SL Green and Deutsche Bank, the bridge loan lenders, were repaid. The joint venture has the ability to increase the mortgage by $40.0 million based on meeting certain performance hurdles.

Dividends

During the second quarter of 2011, the Company declared quarterly dividends on its outstanding common and preferred stock as follows:

•                  $0.10 per share of common stock, which were paid on July 15, 2011 to stockholders of record on the close of business on June 30, 2011; and

•                  $0.4766 and $0.4922 per share on the Company’s Series C and D Preferred Stock, respectively, for the period April 15, 2011 through and including July 14, 2011, which were paid on July 15, 2011 to stockholders of record on the close of business on June 30, 2011, and reflect regular quarterly dividends which are the equivalent of annualized dividends of $1.9064 and $1.9688, respectively.

Conference Call and Audio Webcast

The Company’s executive management team, led by Marc Holliday, Chief Executive Officer, will host a conference call and audio webcast on Wednesday, July 27, 2011 at 2:00 pm ET to discuss the financial results.

The Supplemental Package will be available prior to the quarterly conference call on the Company’s website, www.slgreen.com, under “Financial Reports” in the Investors section.

The live conference will be webcast in listen-only mode on the Company’s website under “Event Calendar & Webcasts” in the Investors section and on Thomson’s StreetEvents Network. The conference may also be accessed by dialing 866.831.6162 Domestic or 617.213.8852 International, using pass-code “SL Green.”

A replay of the call will be available through August 3, 2011 by dialing 888.286.8010 Domestic or 617.801.6888 International, using pass-code 66320613.

Company Profile

SL Green Realty Corp., New York City’s largest office landlord, is the only fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of June 30, 2011, SL Green owned interests in 57 Manhattan properties totaling more than 33.6 million square feet. This included ownership interests in 25.8 million square feet of commercial properties and debt and preferred equity investments secured by 7.6 million square feet of properties. In addition to its Manhattan investments, SL Green holds ownership interests and debt and preferred equity interests in 32 suburban assets totaling 7.3 million square feet in Brooklyn, Queens, Long Island, Westchester County, Connecticut and New Jersey, along with four development properties in the suburbs encompassing approximately 465,000 square feet.

To be added to the Company’s distribution list or to obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at 212.594.2700.

Disclaimers

Non-GAAP Financial Measures

During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found on pages 11 and 12 of this release and in the Company’s Supplemental Package.

Forward-looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical facts included in this press release are forward-looking statements.  All forward-looking statements speak only as of the date of this press release.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements.  Such risks, uncertainties and other factors relate to, among others, the strength of the commercial office real estate markets in the New York metro area, reduced demand for office space, unanticipated increases in financing and other costs, competitive market conditions, unanticipated administrative costs, divergent interests from or the financial condition of our joint venture partners, timing of leasing income, general and local economic conditions, interest rates, capital market conditions, tenant bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, environmental, regulatory and/or safety requirements, and other factors, all of which are beyond the Company’s control.  Additional information or factors that could affect the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

SL GREEN REALTY CORP.

STATEMENTS OF OPERATIONS-UNAUDITED

(Amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenue:
Rental revenue, net	$240,585	$193,252	$469,555	$385,462
Escalations and reimbursement revenues	34,994	28,655	65,269	58,749
Preferred equity and investment income	15,144	20,788	79,823	41,167
Other income	9,932	8,877	17,180	17,075
Total revenues	300,655	251,572	631,827	502,453

Equity in net income from unconsolidated joint ventures	2,184	10,005	10,390	25,381
Gain (loss) on early extinguishment of debt	971	(1,276)	971	(1,389)

Expenses:
Operating expenses	62,406	52,748	122,710	109,531
Real estate taxes	43,975	37,194	84,042	74,166
Ground rent	7,813	7,679	15,647	15,501
Loan loss and other investment reserves, net of recoveries	1,280	4,985	(1,870)	10,985
Transaction related costs	1,217	4,104	3,651	5,162
Marketing, general and administrative	22,454	18,379	42,475	36,778
Total expenses	139,145	125,089	266,655	252,123

Operating Income	164,665	135,212	376,533	274,322

Interest expense, net of interest income	68,990	56,941	134,063	113,729
Amortization of deferred financing costs	2,690	1,571	6,496	3,867
Depreciation and amortization	65,539	55,373	129,036	110,898
Loss on investment in marketable securities	6	—	133	285
Net income from Continuing Operations	27,440	21,327	106,805	45,543
Net income from Discontinued Operations	560	2,403	1,298	4,320
Gain on sale of discontinued operations	46,085	—	46,085	—
Equity in net gain on sale of joint venture interest	—	126,769	—	126,769
Purchase price fair value adjustment	475,102	—	488,890	—
Net income	549,187	150,499	643,078	176,632
Net income attributable to noncontrolling interests	(15,184)	(5,916)	(20,645)	(9,855)
Net income attributable to SL Green Realty Corp.	534,003	144,583	622,433	166,777
Preferred stock dividends	(7,545)	(7,545)	(15,089)	(14,660)
Net income attributable to common stockholders	$526,458	$137,038	$607,344	$152,117
Earnings Per Share (EPS)
Net income per share (Basic)	$6.30	$1.76	$7.44	$1.95
Net income per share (Diluted)	$6.26	$1.75	$7.40	$1.94

Funds From Operations (FFO)
FFO per share (Basic)	$1.09	$1.03	$2.82	$2.10
FFO per share (Diluted)	$1.08	$1.02	$2.81	$2.09

Basic ownership interest
Weighted average REIT common shares for net income per share	83,578	78,046	81,632	77,936
Weighted average partnership units held by noncontrolling interests	1,912	1,325	1,858	1,413
Basic weighted average shares and units outstanding for FFO per share	85,490	79,371	83,490	79,349

Diluted ownership interest
Weighted average REIT common share and common share equivalents	84,098	78,466	82,137	78,358
Weighted average partnership units held by noncontrolling interests	1,912	1,325	1,858	1,413
Diluted weighted average shares and units outstanding	86,010	79,791	83,995	79,771

SL GREEN REALTY CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)

	June 30, 2011	December 31, 2010
	(Unaudited)
Assets
Commercial real estate properties, at cost:
Land and land interests	$2,472,584	$1,750,220
Buildings and improvements	6,835,204	5,840,701
Building leasehold and improvements	1,289,664	1,286,935
Property under capital lease	12,208	12,208
	10,609,660	8,890,064
Less accumulated depreciation	(1,008,064)	(916,293)
	9,601,596	7,973,771
Cash and cash equivalents	390,229	332,830
Restricted cash	85,370	137,673
Investment in marketable securities	55,366	34,052
Tenant and other receivables, net of allowance of $16,548 and $12,981 in 2011 and 2010, respectively	28,452	27,054
Related party receivables	2,579	6,295
Deferred rents receivable, net of allowance of $29,352 and $30,834 in 2011 and 2010, respectively	244,008	201,317
Debt and preferred equity investments, net of discount of $19,351 and $42,937 and allowance of $41,800 and $61,361 in 2011 and 2010, respectively	582,418	963,772
Investments in and advances to unconsolidated joint ventures	896,632	631,570
Deferred costs, net	182,241	172,517
Other assets	575,187	819,443
Total assets	$12,644,078	$11,300,294

Liabilities
Mortgages and other loans payable	$3,978,345	$3,400,468
Revolving credit facility	500,000	650,000
Senior unsecured notes	1,019,240	1,100,545
Accrued interest and other liabilities	102,710	38,149
Accounts payable and accrued expenses	130,735	133,389
Deferred revenue/gain	300,093	307,678
Capitalized lease obligation	17,077	17,044
Deferred land lease payable	18,322	18,267
Dividend and distributions payable	14,861	14,182
Security deposits	43,032	38,690
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Total liabilities	6,224,415	5,818,412

Commitments and contingencies	—	—
Noncontrolling interests in the operating partnership	158,418	84,338

Equity
SL Green Realty Corp. stockholders’ equity
7.625% Series C perpetual preferred shares, $0.01 par value, $25.00 liquidation preference, 11,700 issued and outstanding at both June 30, 2011 and December 31, 2010, respectively	274,022	274,022
7.875% Series D perpetual preferred shares, $0.01 par value, $25.00 liquidation preference, 4,000 issued and outstanding at both June 30, 2011 and December 31, 2010, respectively	96,321	96,321
Common stock, $0.01 par value 160,000 shares authorized, 87,723 and 81,675 issued and outstanding at June 30, 2011 and December 31, 2010, respectively (inclusive of 3,426 and 3,369 shares held in Treasury at June 30, 2011 and December 31, 2010, respectively)	878	817
Additional paid-in capital	4,105,442	3,660,842
Treasury stock-at cost	(307,419)	(303,222)
Accumulated other comprehensive loss	(21,589)	(22,659)
Retained earnings	1,721,440	1,172,963
Total SL Green Realty Corp. stockholders’ equity	5,869,095	4,879,084
Noncontrolling interests in other partnerships	392,150	518,460
Total equity	6,261,245	5,397,544
Total liabilities and equity	$12,644,078	$11,300,294

SL GREEN REALTY CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
FFO Reconciliation:
Net income attributable to common stockholders	$526,458	$137,038	$607,344	$152,117
Add:
Depreciation and amortization	65,539	55,373	129,036	110,898
Discontinued operations depreciation adjustments	—	1,532	676	3,059
Joint venture depreciation and noncontrolling interest adjustments	7,074	8,721	13,308	17,492
Net income attributable to noncontrolling interests	15,184	5,916	20,645	9,855
Loss on equity investment in marketable securities	—	—	—	285
Less:
Gain on sale of discontinued operations	46,085	—	46,085	—
Equity in net gain on sale of joint venture interest	—	126,769	—	126,769
Purchase price fair value adjustment	475,102	—	488,890	—
Depreciation on non-rental real estate assets	212	358	425	530
Funds from Operations	92,856	81,453	235,609	166,407
Transaction related costs(1)	1,589	4,695	4,043	5,753
Funds from Operations before transaction related costs	$94,445	$86,148	$239,652	$172,160

(1)          Includes the Company’s share of joint venture transaction related costs.

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Operating Income:	$164,665	$135,212	$376,533	$274,322
Add:
Marketing, general & administrative expense	22,454	18,379	42,475	36,778
Net operating income from discontinued operations	846	4,863	3,100	9,219
Loan loss and other investment reserves	1,280	4,985	(1,870)	10,985
Transaction related costs	1,217	4,104	3,651	5,162
Less:
Non-building revenue	(17,012)	(22,765)	(81,363)	(44,799)
(Gain) loss on early extinguishment of debt	(971)	1,276	(971)	1,389
Equity in net income from joint ventures	(2,184)	(10,005)	(10,390)	(25,381)
GAAP net operating income (GAAP NOI)	170,295	136,049	331,165	267,675

Less:
Net operating income from discontinued operations	(846)	(4,863)	(3,100)	(9,219)
GAAP NOI from other properties/affiliates	(44,518)	(4,824)	(73,672)	(5,065)
Same-Store GAAP NOI	$124,931	$126,362	$254,393	$253,391

SL GREEN REALTY CORP.

SELECTED OPERATING DATA-UNAUDITED

	June 30,
	2011		2010
Manhattan Operating Data: (1)
Net rentable area at end of period (in 000’s)	23,390		22,012
Portfolio percentage leased at end of period	92.7%		91.9%
Same-Store percentage leased at end of period	93.6	%(2)	91.7%
Number of properties in operation	31		30

Office square feet where leases commenced during quarter (rentable)	359,583		461,492
Average mark-to-market percentage-office	6.5%		(4.4)%
Average starting cash rent per rentable square foot-office	$59.91		$40.09

(1)  Includes wholly owned and joint venture properties.

(2)  Excluding 100 Church Street, which is in lease-up, occupancy would be 94.9% as of June 30, 2011